INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

PRELIMINARY INFORMATION STATEMENT
DATE: APRIL 9, 2004
                             KLEVER MARKETING, INC.
                          350 WEST 300 SOUTH, SUITE 201
                           SALT LAKE CITY, UTAH 84101

PAYMENT OF FILING FEE:   NO FEE REQUIRED

                              INFORMATION STATEMENT
              CONCERNING AMENDMENT OF CERTIFICATE OF INCORPORATION

GENERAL

The following is information given by KLEVER MARKETING, INC., a Delaware corporation (the "Company"), to its shareholders prior to seeking the consent of the shareholders pursuant to Section 228(a) of the Delaware General Corporation Law to amendment of the Company's Certificate of Incorporation to increase the number of authorized shares.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
                      VOTING RIGHTS AND OUTSTANDING SHARES

As of March 26, 2004, there were outstanding 35,351,267 common shares and convertible preferred stock that have the right convert into 10,236,652 common shares. Thus, there were as of such date a total of 45,587,919 common and common equivalent shares. Holders of common stock are entitled to one vote for each such share so held of record. Holders of preferred stock are entitled to one vote for each share of common stock into which such preferred stock is convertible. Each share of preferred stock is convertible into a formula determined number of common stock, which formula is dependant upon the price that the Company sold or issued common stock. This formula prevents the preferred Stock from dilution. Stockholders of record at the close of business on the Record Date are entitled to vote on the proposal to amend the Certificate of Incorporation. A written consent signed by the holders of a majority of the total number of shares issued and outstanding on the Record Date will constitute approval by the Stockholders of the proposed amendment. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining whether or not a majority of the share of Stock entitled to vote has signed written consents in favor of the amendment of the Certificate of Incorporation.


--------------------------------------------------------------------------------

                PROPOSAL TO AMEND TO CERTIFICATE OF INCORPORATION


--------------------------------------------------------------------------------

On March 30, 2004 the Board of Directors considered, and approved for recommendation to the stockholders an amendment to the Certificate of Incorporation. The Certificate of Incorporation, as currently in force, provides that the Company is authorized to issue up to 50,000,000 shares of common stock, par value $.01 per share. The proposed amendment provides for an increase in the number of shares of common stock the Company would be authorized to issue in the future, from 50,000,000 shares to 175,000,000 shares. This increase is needed to provide sufficient authorized common stock for the current and future needs of the Company.

The Board of Director's recommendation was based upon two reasons. First, additional authorized shares are needed to be held in reserve in the event the already existing options, warrants, convertible debt and convertible preferred stock are exercised resulting in the issuance of additional shares of common stock (collectively "Prospective Stock Rights"). Currently there are 35,351,267 shares of common stock issued and outstanding. The number of shares of common stock that could result from the Prospective Stock Rights is 28,722,872 shares. Given the currently authorized 50,000,000 shares, there would be an over-issuance of 14,074,139 shares if all of the Prospective Stock Rights were to be exercised. Thus, an increase in authorized common stock is needed to provide for the possible exercise of these Prospective Stock Rights.

The approval of the proposed amendment would, in essence, be a defacto approval of these Prospective Stock Rights since but for this increase in authorized shares, these Prospective Stock Rights may not be funded. This factor should be considered in determining whether or not to approve the proposed amendment.

The following is a summary of the Prospective Stock Rights that if exercised would result in the potential over-issuance.

   ---------------------------------------- ----------------------------------------------- -------------------------------------

   TYPE OF STOCK INTEREST                   OWNERS                                          NO. OF COMMON SHARES

   ---------------------------------------- ----------------------------------------------- -------------------------------------
   Preferred  stock's original  conversion  The  owners of the  preferred  stock  (see the    1,684,340
   right                                    below table)
   ---------------------------------------- ----------------------------------------------- -------------------------------------
   Preferred      stock's       additional  The  owners of the  preferred  stock  (see the    8,552,312
   conversion  right due to  anti-dilution  below table)
   rights
   ---------------------------------------- ----------------------------------------------- -------------------------------------
                                            The owners of the  preferred  stock (see below       530,645
   Preferred stock's accrued dividends      table)
   ---------------------------------------- ----------------------------------------------- -------------------------------------
   Convertible debt                         Debt holders (see below table)                  10,952,814
   ---------------------------------------- ----------------------------------------------- -------------------------------------
   Options & Warrants                       Most  of the  debt  holders  were  also  given    7,002,761
                                            options  and   options   were  also  given  as
                                            employment  incentive to management (see below
                                            table)
   ---------------------------------------- ----------------------------------------------- -------------------------------------
   TOTAL                                                                                    28,722,872
   ---------------------------------------- ----------------------------------------------- -------------------------------------

As indicated above, some of the Prospective Stock Rights result from the preferred stock's anti-dilution conversion clause that is based upon the last lowest common stock issuance price. This formula has caused the number of common conversion shares to grow as the common issuance price has decreased. This current potential over-issuance would increase if the Company issued additional common stocks for a price less than what it has done in the past. Because of the planned equity funding discussed below, the Company recognized that the issue price of the common stock may need to be decreased from the last issue price. Thus, in addition to the approximately 27,000,000 current potential over issuance, the Company should have some additional common shares to cover this potential. As discussed below, the Company has no firm plans on the form of the equity funding or upon the price for the equity funding. Thus, the precise number of additional common stock to cover the anti-dilution formula conversion shares is not known. The Company desires to have on hand an additional 13,000,000 for this potential additional anti-dilution shares. Thus, there would be about 40,000,000 shares for the current and future Prospective Stock Rights.

The second reason for the proposed amendment is to provide sufficient common shares to generate needed operating funds. The Company is in the process of seeking additional equity capital investments to satisfy the Company's short term and long term financing needs. Currently, the Company has no source for operating funds or funds to complete its research, development and deployment so that it can commence full-scale operations. The Company plans on obtaining this needed financing through equity investment. Although the Company is in discussion with a couple different potential investors, it has not yet secured this funding and does not currently have specific plans or arrangements for when or what form that either of these financing will occur. The Company is considering several different equity investors as well as several different forms that this equity investment may take. The Company is considering raising about $600,000 for current operations through equity investment or debt with a convertible equity right. It is anticipated that this will require the issuance or potential issuance of about 10,000,000 common shares. The Company believes that to complete its research, development and commencement of operations that an additional infusion of $6,000,000 to $9,000,000 is needed. It is anticipated that this would require the issuance of about 75,000,000 shares. Thus, a total of 85,000,000 shares are needed for current and future operations.

One of the options that the Company is considering with respect to this long-term equity financing is to enter into an agreement for the sale of common shares each month to a single investor over the next approximately four-eight months. This equity funding would require the registration of the shares being purchased by the investor with the Securities and Exchange Commission. This would permit this purchaser/investor to sell part or all of the purchased shares to the public. The Company is also considering investors that would not require a registration with the Securities and Exchange Commission of the newly issued shares.

In summary, the proposed amendment to the Certificate of Incorporation is for the purpose of increasing the number of authorized common shares from 50,000,000 to 175,000,000. Approximately 40,000,000 of these additional 125,000,000 shares will be held in reserve for the Prospective Stock Rights, with the balance, 85,000,000 for current operations and for long-term financing for research, development and deployment.

The Company recognizes that this large increase in the number of authorized shares could be viewed as an anti-takeover action. The Company does not, however, have any knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company and it is not the Company's intention to use such additional authorized shares for any type of anti-takeover purpose. However, the potential for such is present and should be considered in determining whether or not to approve the proposed amendment. For your information, neither the Company's certificate of incorporation nor its by-laws presently contain any provisions having an anti-takeover effect, nor does the Company intend to propose any anti-takeover measures in future proxy solicitations, adopt any anti-takeover provision, or enter into any other arrangements that may have material anti-takeover consequences.

CONSENT REQUIRED FOR APPROVAL. The written consent of a majority of the shares of the issued and outstanding Stock entitled to vote is required to approve the proposal to amend the Certificate of Incorporation.

                               SECURITY OWNERSHIP

The following table sets forth, as of March 26, 2004, certain information regarding the ownership of the Company's common stock and common equivalent stock by the indicated shareholders.

====================================================================================================================================

                                    KLEVER MARKETING PRINCIPAL SHAREHOLDERS & OFFICERS/DIRECTORS
                                                               4/9/04

                                                            Preferred                 Options &                     Additional
                                                             Shares                 Warrant Shares                 Shares as a
                                            Outstanding      Issued                               Unpaid Dividend Result of the
                                           Common Shares     (Common    Convertible                    Shares       Preferred
    TOP HOLDERS                                Issued        Equiv.)    Debt Shares                                Reset Price
    -----------------------------------------------------------------------------------------------------------------------------
    Olson Foundation & Affiliated Entities       4,078,656      951,170    9,418,228             0         290,333     4,030,895
    -----------------------------------------------------------------------------------------------------------------------------
    Paul Begum & Affiliated                      3,158,807       15,380            0       237,000            5581       144,046
    Entities
    -----------------------------------------------------------------------------------------------------------------------------
    Seabury Entities                                     0      717,790    1,435,666       412,936         234,731     4,377,371
    -----------------------------------------------------------------------------------------------------------------------------
    Primavera                                    3,252,771            0            0             0               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    Arbinger                                     3,490,756            0       42,511       194,353               0             0
    -----------------------------------------------------------------------------------------------------------------------------

    DIRECTORS, OFFICERS & EMPLOYEES
    -------------------------------------------------------
    Bailey & Affiliated Entities                 3,244,914            0            0       520,000               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    D. Paul Smith                                  168,612            0        2,599     1,261,225               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    Michael L. Mills                                23,182            0            0       512,000               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    Richard J. Trout                                65,645            0            0     1,028,278               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    William J. Dupre                               400,000            0            0       200,000               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    C. Terry Warner                                 27,500            0            0       612,747               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    Danny Warner                                         0            0            0       200,000               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    Other Employees                                811,805            0            0       350,000               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    Other Existing Shareholders                 16,628,620            0       53,810     1,474,222               0             0
    -----------------------------------------------------------------------------------------------------------------------------
    TOTAL # SHARES                              35,351,267    1,684,340   10,952,814     7,002,761         530,645     8,552,312



                       By Order of the Board of Directors


                       /s/D. Paul Smith
                       Corporate Secretary
                       Salt Lake City, Utah